UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 26, 2021

ZYNERBA PHARMACEUTICALS, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-37526	26-0389433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 W. Lancaster Avenue, Suite 300

Devon, PA 19333

(Address of Principal Executive Offices)

(484) 581-7505

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZYNE	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On May 12, 2021, the United States District Court for the District of Delaware (the “Court”) issued an order (the “Preliminary Order”) providing for preliminary approval of the proposed settlement of claims (the “Proposed Settlement”) asserted nominally on behalf of Zynerba Pharmaceuticals, Inc. (the “Company”) against the individual defendants named in the previously disclosed stockholder derivative action entitled In Re Zynerba Pharmaceuticals, Inc. Derivative Litigation (Lead Case No. 1:20-cv-00557-CFC) and a related demand pursuant to 8 Del. C. § 220 to inspect certain books and records of the Company received from a Company shareholder. Additional details of the Proposed Settlement and a related settlement hearing are set forth in the Stipulation and Agreement of Settlement, dated April 28, 2021 (the “Stipulation of Settlement”) and the Notice of Proposed Settlement of Derivative Action (the “Notice”).

The Stipulation of Settlement and Notice are attached hereto as Exhibit 99.1 and Exhibit 99.2 respectively and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

The following exhibits are being filed herewith:

(d) Exhibits

Exhibit No.	Document

99.1	Stipulation of Settlement
99.2	Notice of Proposed Settlement of Derivative Action
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2021

ZYNERBA PHARMACEUTICALS, INC.

By:	/s/ Suzanne Hanlon
Name: Suzanne Hanlon
Title: Secretary, Vice President and General Counsel